Exhibit 99.12

Signatures

Insight Holdings Group, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date
Insight Associates XII, L.P., By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date
Insight Associates XII, Ltd., By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date
Insight Partners (Delaware) XII, L.P., By: Insight Associates XII, L.P., its general partner, By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date
Insight Partners (Cayman) XII, L.P., By: Insight Associates XII, L.P., its general partner, By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date
Insight Partners (EU) XII, S.C.Sp., By: Insight Associates (EU) XII, S.a.r.l., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date
Insight Associates (EU) XII, S.a.r.l., By: /s/ Andrew Prodromos/Authorized Officer	05/06/2026
**Signature of Reporting Person	Date